Exhibit 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




China Premium Food Corporation
11300 US highway 1, Suite 202
North Palm Beach. FL  33408

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 25, 2000, relating to the financial statements of China Premium Food Corporation appearing in the Company's Annual Report on Form 10-K for the years ended December 31, 1998 and 1999.




                                       /s/ BDO SEIDMAN, LLP
                                           ----------------
                                           BDO SEIDMAN, LLP

Los Angeles, California
May 18, 2000